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                                                                 Exhibit (c)(13)


                                STOCK OPTION AGREEMENT


         STOCK OPTION AGREEMENT, dated as of November 19, 1997, among HFS Incorporated, a Delaware corporation ("Parent"), HJ Acquisition Corp., a Virginia corporation and a wholly owned subsidiary of Parent (the "Purchaser"), and Jackson Hewitt Inc., a Virginia corporation (the "Company"). Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement (as defined below).

         WHEREAS, Parent, the Purchaser and the Company propose to enter into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), which would provide, among other things, that the Purchaser, upon the terms and subject to the conditions thereof, would make a cash tender offer (the "Offer") for all outstanding shares of common stock, par value $.02 per share, of the Company (the "Shares") and thereafter the Purchaser would merge with and into the Company (the "Merger"); and

         WHEREAS, as an inducement and a condition to their willingness to enter into the Merger Agreement, Parent and the Purchaser have required that the Company agree, and the Company has agreed, as set forth herein, to grant to the Purchaser an option to purchase authorized but unissued Shares.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein and in the Merger Agreement, the parties hereto agree as follows:

         1. GRANT OF OPTION.

         (a) The Company hereby grants to the Purchaser an irrevocable option, exercisable as provided herein (the "Option"), to purchase for $68.00 per share (the "Exercise Price") up to an aggregate of 1,326,331 Shares (the "Option Shares"); PROVIDED, HOWEVER, that in no event shall the number of Option Shares exceed 19.9% of the Company's issued and outstanding Shares (without giving effect to any Shares subject to or issued pursuant


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to the Option).  The number of Option Shares that may be received upon the exercise of the Option and the Exercise Price are subject to adjustment as herein set forth.

         (b) In the event that any additional Shares are either (i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of this Agreement, the number of Option Shares shall be increased or decreased, as appropriate, so that, after such issuance, such number equals 19.9% of the number of Shares then issued and outstanding without giving effect to any Shares subject to issuance pursuant to the Option.

         2. EXERCISE OF OPTION. The Option may be exercised by the Purchaser at any time or from time to time following the occurrence of a Triggering Event (as hereinafter defined), in whole or in part, until the expiration of six months following the termination of the Merger Agreement in accordance with its terms. If the Purchaser wishes to exercise the Option, the Purchaser shall give written notice to the Company of its intention to exercise the Option, specifying the number of Option Shares it will purchase and a place, time and date not earlier than one day and not later than 20 days from the date such notice is given for the closing of such purchase (a "Closing"). Each Closing shall be held on the date specified in such notice unless, on such date, there shall be any preliminary or permanent injunction or other order by any court of competent jurisdiction or any other legal restraint or prohibition preventing the consummation of such purchase, in which event such Closing shall be held as soon as practicable following the lifting, termination or suspension of such injunction, order, restraint or prohibition preventing the consummation of such purchase, but in any event within two days thereof. The Company's obligation to issue Option Shares upon exercise of the Option is subject to the conditions that (i) all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), required for the purchase of the Option Shares upon such exercise shall have expired or been waived and (ii) there shall not be in effect any preliminary injunction or other order issued by any Governmental Entity prohibiting the exercise of the Option pursuant to this Agreement. Parent and the Company shall each promptly


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make such filings and provide such information as may be required under the HSR
Act with respect to the purchase of the Option Shares. Notwithstanding the termination of the Option, the Purchaser will be entitled to exercise its rights under this Section 2 if it has exercised such rights in accordance with the terms hereof prior to the termination of the Option.

         The term "Triggering Event" shall mean the occurrence of any of the following events (a) a person, entity or group (as such terms are defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder), other than Parent and its subsidiaries or affiliates (each such person, entity or group being a "Third Party"), shall publicly propose (x) any merger, tender offer, exchange offer, sale of assets, sale of shares of capital stock or debt securities or similar transactions involving the Company or any Subsidiary, (y) that any change be made in the composition of a majority of the Board of Directors of the Company and such Third Party shall file proxy materials or other documents with the Securities and Exchange Commission in respect of such proposal or (z) the purchase of 20 percent or more of the total voting power of the Company, including by tender or exchange offer, (b) the Purchaser shall have accepted Shares for payment pursuant to the Offer constituting a majority of the Shares outstanding on a fully diluted basis (excluding Shares issuable pursuant to this Agreement), (c) the Company shall have breached the covenants contained in Section 5.4 of the Merger Agreement, (d) one or more of the events set forth in paragraphs (e) of Annex A to the Merger Agreement shall have occurred, or (e) an event as a result of which Parent is, or, as a result of an Acquisition Proposal having been made, may be, entitled to receive the Termination Fee pursuant to Section 8.1 of the Merger Agreement. The Company shall notify the Purchaser promptly in writing of the occurrence of any Triggering Event of which it has knowledge, it being understood that the giving of such notice by the Company shall not be a condition to the right of the Purchaser to exercise the Option.

         3. PAYMENT AND DELIVERY OF CERTIFICATES. At any Closing hereunder (a) the Purchaser shall make payment to the Company of the aggregate purchase price for the Option Shares so purchased in immediately available


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funds by certified or official bank check or by wire transfer to a bank account designated by the Company to the Purchaser prior to such Closing and (b) the Company shall deliver to or cause to be delivered to the Purchaser a certificate or certificates, duly executed by the Company and registered in the name of the Purchaser, representing the number of Option Shares so purchased.

         4. REPURCHASE OBLIGATION. If, at any time during the period commencing on the occurrence of an event as a result of which Parent is, or, as a result of an Acquisition Proposal having been made, may be, entitled to receive the Termination Fee pursuant to Section 8.1 of the Merger Agreement and ending on the termination of the Option in accordance with Section 2, (a) the Purchaser sends to the Company an exercise notice indicating the Purchaser's election to exercise its right pursuant to this Section 4, then the Company shall pay to the Purchaser on the Closing, in exchange for the cancellation of the Option with respect to such number of Option Shares as the Purchaser specifies in the exercise notice, an amount in cash equal to such number of Option Shares multiplied by the difference between (a) the Market/Offer Price (as defined below) and (ii) the Exercise Price, or (b) the owner of Option Shares from time to time (the "Owner") sends to the Company an exercise notice indicating the Owner's election to exercise its right pursuant to this Section 4, then the Company shall pay to the Owner on the Closing, in exchange for the Option Shares as specified in the notice, an amount in cash equal to such number of Option Shares multiplied by the Market/Offer Price.

         The term "Market/Offer Price" shall mean the highest of (i) the price per Share at which a tender offer or exchange offer therefor has been made, (ii) the price per Share to be paid by any third party pursuant to an agreement with the Company, (iii) the highest closing price for the Shares within the six-month period immediately preceding the date the Purchaser gives notice of the required repurchase of the Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or a substantial portion of the Company's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of the Company as determined by a nationally recognized invest-


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ment banking firm mutually selected by the Purchaser or the Owner, as the case may be, on the one hand, and the Company, on the other hand, divided by the number of Shares outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm mutually selected by the Purchaser or the Owner, as the case may be, on the one hand, and the Company, on the other hand. Notwithstanding the termination of the Option, the Purchaser or the Owner, as the case may be, will be entitled to exercise its rights under this Section 4 if it has exercised such rights in accordance with the terms hereof prior to the termination of the Option.

         5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Parent and the Purchaser as follows:

              (a) DUE AUTHORIZATION, ETC.  (a)   The Company has the corporate
power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Company will not violate any other agreement to which it is a party. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. The Board of Directors of the Company (at a meeting duly called and held) has duly and validly approved the transactions contemplated hereby and by the Merger Agreement, including the Offer and the Merger and the acquisitions of Option Shares contemplated hereby and thereby for purposes of Section 13.1-727 and Sections 13.1-728.1 ET SEQ. of the Virginia Stock Corporation Act (the "VSCA"), such approval occurring prior to the time the Purchaser became an "interested shareholder", as that term is defined in Section 13.1-725 of the VSCA.

              (b) OPTION SHARES. The Company has taken all necessary corporate action to authorize and reserve for issuance upon exercise of the Option the Option Shares and will take all necessary corporate action to authorize and reserve for issuance all additional Shares or other securities which may be issued as a result of Section 7 hereof upon exercise of the Option. The Shares


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(or such other securities) to be issued upon due exercise, in whole or in part, of the Option, when paid for as provided herein, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, without liability attaching to the ownership thereof, and will be delivered free and clear of all claims, liens, encumbrances and security interests of any kind whatsoever.

              (c) NO CONFLICTS. Except for filings under the HSR Act and the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof shall (A) conflict with or result in any breach of any organizational documents applicable to the Company, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Company is a party or by which the Company or any of its properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to it or any of its properties or assets.

         6. REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER. Each of Parent and the Purchaser hereby represents and warrants to the Company as follows:

              (a) DUE AUTHORIZATION, ETC. Parent and Purchaser each has the corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by each of Parent and the Purchaser will not violate any other agreement to which either of them is a party. This Agreement has been duly and validly executed and delivered by each of Parent and the Purchas-


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er and constitutes a valid and binding agreement of each of Parent and the
Purchaser, enforceable against each of Parent and the Purchaser in accordance with its terms.

              (b) NO DISTRIBUTION. The Purchaser is acquiring the Option, and will acquire the Option Shares issuable upon exercise of the Option, for its own account and not with a view to or for sale in connection with any distribution thereof, and the Purchaser will not sell or otherwise dispose of the Option, or any Option Shares, except in each case in compliance with the Securities Act and the rules and regulations thereunder.

         7. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of any change in the Shares by reason of any stock dividend, extraordinary dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the number of Option Shares subject to the Option and the Exercise Price shall be appropriately adjusted.

         8. REGISTRATION UNDER THE SECURITIES ACT. If the Option is exercised and the Purchaser so requests, the Company shall effect as promptly as practicable after receiving such request, but only after the termination of the Merger Agreement in accordance with its terms, the registration under the Securities Act and any applicable state securities laws of such Shares owned by Parent, the Purchaser or any of Parent's other subsidiaries as such notice shall designate and to keep such registration effective for a period of not less than six months (or such shorter period as may be necessary to effect the distribution of such Shares); PROVIDED, HOWEVER, that the Company shall not be obligated to effect more than two such registrations. The Company shall pay all fees and expenses in connection with such registrations, including the reasonable fees and expenses of counsel and accountants of Parent and the Purchaser, but excluding underwriting discounts and commissions to brokers or dealers. In connection with any registration pursuant to this Section 8, the Company shall provide the Purchaser, Parent, their officers, directors and agents, and any underwriters retained by them in connection with the sale of such Shares, with customary representations, warranties, covenants, indemnities and contribution.


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         9.  LISTING.  If the Shares or any other securities to be acquired upon exercise of the Option are then listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") (or any other national securities quotation system or national securities exchange), the Company, upon the request of the Purchaser, will promptly file an application to list the Shares or other securities to be acquired upon exercise of the Option on NASDAQ (and any other national securities quotation system or national securities exchange) and will use reasonable efforts to obtain approval of such listing as promptly as practicable.

         10. FURTHER ASSURANCES. From time to time, at the other parties' request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

         11.  MISCELLANEOUS.

              (a) ENTIRE AGREEMENT. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

              (b) ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto, provided that Parent or the Purchaser may assign, in their sole discretion, their rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent or the Purchaser of its obligations hereunder if such assignee does not perform such obligations, provided, further, that nothing herein shall limit the right of Parent to effect the consummation of its merger with and into CUC International ("CUC") pursuant to the Agreement and Plan of Merger, dated as of May 27, 1997, between CUC and Parent.

              (c) AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented,


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waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

              (d) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received upon receipt) in accordance with the terms of
Section 8.4 of the Merger Agreement.

              (e) SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

              (f) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

              (g) REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

              (h) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect


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hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

              (i) NO THIRD PARTY BENEFICIARIES. Except for the Owner as provided in Section 4, this Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

              (j) CONSENTS. Each of the parties hereto will use its best efforts to obtain consents of all third parties and Governmental Entities necessary to the consummation of the transactions contemplated by this Agreement.

              (k) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof; PROVIDED, however, that the laws of the respective jurisdictions of incorporation of each of the parties shall govern the relative rights, obligations, powers, duties and other internal affairs of such party and its board of directors.

              (l) WAIVER OF JURY TRIAL. Each party hereto hereby waives any right to a trial by jury in connection with any action, suit or proceeding brought in connection with this Agreement.

              (m) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

              (n) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

              (o) REVOCATION OF APPROVALS. The Company will not revoke the approvals contemplated by Section 5(a) hereof.


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         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Parent, the Purchaser and the Company on the date first above written.


                              HFS INCORPORATED



                              By: /s/ Michael P. Monaco
                                 --------------------------------
                              Name:   Michael P. Monaco
                              Title:  Vice Chairman and Chief Financial Officer


                              HJ ACQUISITION CORP.



                              By: /s/ Michael P. Monaco
                                 --------------------------------
                              Name:   Michael P. Monaco
                              Title:  Vice Chairman and Chief Financial Officer


                              JACKSON HEWITT INC.



                              By: /s/ Keith E. Alessi
                                 --------------------------------
                              Name:   Keith E. Alessi
                              Title:  Chairman, President and Chief
                                        Executive Officer


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